SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

AMENDMENT NO. 1

Proxy Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[]	Definitive Information Statement
[ ]	Definitive Additional Materials

BIG SKY ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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previously. Identify the previous filing by registration filing.

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Date Filed: June 16 , 2005

BIG SKY ENERGY CORPORATION

Principal Place of Business: Suite 3, 132 Dostyk Avenue Almaty, Kazakhstan 650051 7-3272-628-394	Executive and Administrative Offices: 750, 440 – 2 Avenue S.W. Calgary, Alberta Canada T2P 5E9 403.234.8885

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 9 , 2005

To the Shareholders of Big Sky Energy Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Big Sky Energy Corporation, a Nevada corporation (the "Company"), will be held at 10:00 a.m., local time, on September 9 , 2005, at the Company’s executive offices, 750, 440 -2nd Avenue, S.W., Calgary, Alberta, Canada T2P 5E9 for the following purposes:

a)	To elect 10 members to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;
b)	To ratify the Board of Directors' selection of auditors, BDO Kazakhstanaudit LLP, for the 2005 fiscal year;
c)	To approve amendments to the Big Sky Energy Corporation. Stock Award Plan;
d)	To approve the increase in share capital of Big Sky Energy Corporation to 500,000,000
(e)	To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof

In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business, Calgary, Alberta time, on Monday, August 1 , 2005 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated: June 16 , 2005

By Order of the Board of Directors,

/s/ Bruce H. Gaston

Chief Financial Officer

SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN

THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

BIG SKY ENERGY CORP.

Principal Place of Business: Suite 3, 132 Dostyk Avenue Almaty, Kazakhstan 650051 7-3272-628-394	Executive and Administrative Offices: 750, 440 – 2 Avenue S.W. Calgary, Alberta Canada T2P 5E9 403.234.8885

PRELIMINARY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

September 9 , 2005

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Big Sky Energy Corporation (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on September 9 , 2005, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or facsimile, by officers, directors and consultants of the Company, who will receive no additional compensation. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

A copy of the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2004 (the "2004 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about August 15 , 2005) to all shareholders of record at the close of business, Calgary, Alberta time, on August 1 , 2005. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only shareholders of record at the close of business, Calgary, Alberta time, on August 1 , 2005 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted as of June 16, 2005 was 97,829,000 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. The holders of a majority of the outstanding votes (48,904,500 shares) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Articles of Incorporation and By-laws, and applicable law:

-

the election of directors shall be by a plurality of the votes cast; and

-

the ratification of the Board of Directors' selection of auditors and the ratification and approval of all other business placed before the Annual Meeting, shall be by a majority of the votes cast.

All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated.  In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made.  In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed under “Proposal 1”, FOR the ratification of the Board of Directors' selection of auditors, FOR the approval of amendments to the Big Sky Energy Corporation Stock Award Plan, FOR the approval of an increase in share capital to 500,000,000 shares of common stock and FOR the approval of any other business placed before the Annual Meeting.

The directors will be elected by plurality of the votes of shares present and entitled to vote.  Accordingly, the nominees for election as directors who receive the highest number of votes actually cast will be elected.  Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and accordingly, will have no effect on the outcome of election of directors.

Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's Calgary office delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

Voting Securities and Principal Holders Thereof

The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of June 16 , 2005 for:

•	each of our directors, nominees to the board and executive officers individually;
•	each person or group that we know owns beneficially more than 5% of our common stock; and
•	all directors and executive officers as a group.

4

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Officers and Directors
Matthew Heysel 963 Pacific Heights Tower Apartments, Oriental Plaza #1 East Chang An Avenue Dong Cheng District Beijing, China, 100738	3, 933 ,799(1)	4.01%
Daming Yang #4, Mou Gate 25 Baiwanzhuang Xicheng District Beijing, China, 100037	4,023,750 (2)	4.13%
Thomas Milne 224 Sienna Hills Drive SW Calgary, AB, Canada, T3H 2Z1	1,583,002 (3)	1.62%
Bruce Gaston La Rieulle Plenee Jugon 22640, Bretagne France	0	0%
Philip Pardo c/o KIMEP Almaty, Kazakhstan	0	0%
Barry Swersky Box 110, 47100 Ramat Hasharon Israel	0	0%
A.S. Sehsuvaroglu 67 Promenade des Anglais 06000 Nice France	0	0%
N. U. Balgimbayev 5 Chaykina Street Almaty, Kazakhstan	5,000,000	5.1%
Ruslan Z. Tsarni 6150 Glacier Place Ferndale, Washington 98248	0	0%
Dr S. Harunoglu ACISU, SOK 7/1 Macka Istanbul, Turkey 34357	0	0%

Officers and Directors as a Group	14, 540 ,551(4)	14.9%

5% Shareholders
Societe Privee de Gestion de Patrimonie 17 Avenue Matignon Paris 78008 France	6,760,000	6.93%
Wei Yang Room 837, China Merchant Building Shenzhen, Guong Dong, China 518067	6,653,750 (4)	6.82%(4)
ARC Energy Fund C/o Royal Trust Corporation of Canada 200 Bay Street Toronto, Ontario M5J 2J5	8,000,000	8.2%
(1)

Includes 3,057,772 shares of common stock of which 594,422 shares are owned by Big Sky Holdings, a company over which Mr. Heysel has control, 2,719,910 shares are owned by MH Financial Management Ltd., a company over which Mr. Heysel has control and 579 ,467 shares which Mr. Heysel owns directly.

(2)	Includes 1,923,750 shares of common stock which Mr. Yang owns directly and options exercisable within 60 days of March 29, 2005 to acquire 2,100,000 shares of common stock.
(3)

Includes 983,002 shares of common stock of which 692,802 shares are owned by Precise Details, Inc., a company over which Mr. Milne has control, 285,200 shares owned directly by Mr. Milne and 5,000 shares owned by Mr. Milne indirectly through his spouse; and options exercisable within 60 days of May 6, 2005 to acquire 600,000 shares of common stock.

(4)

Includes 6,653,750 shares of common stock of which, 4,250,000 shares are owned by Big Sky Energy Canada Ltd., of which Mr. Wei Yang is a director.  The board of Big Sky Energy Canada has given him sole voting and dispositive powers over all equity investments.  The total also includes 1,923,750 shares which are owned directly by Mr. Wei Yang and options exercisable within 60 days of December 31, 2004 to acquire 500,000 shares of common stock.

Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power.  The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.  The applicable percentage of ownership for each shareholder is based on 97,829,000 shares of common stock outstanding as of June 16 , 2005, together with applicable options for that shareholder.  Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

Voting by Directors and Executive Officers

It is anticipated that the directors and the named executive officers of the Company will vote FOR the election as directors of the nominees listed under “Proposal 1”, FOR the ratification of the Board of Directors' selection of auditors, FOR the approval of amendments to the Big Sky Energy Corporation Stock Award Plan, FOR the increase in share capital to 500,000,000 shares and FOR the approval of any other business placed before the Annual Meeting.  Such directors and executive officers, and their affiliates, hold 15% of the votes entitled to be cast at the Annual Meeting.

Nurlan U. Balgimbayev- Director

Mr. Nurlan Balgimbayev has been a Director of our Board since March 29, 2005. Mr. Balgimbayev is a former Prime Minister of the Republic of Kazakhstan, (October 1997-October 1999), a former Minister of Oil and Gas (1994-1997), and a former President of the government-owned National Oil and Gas Company “Kazakhoil” (October 1999-February 2002). Mr. Balgimbayev served as a director of Nelson Resources Limited (April 2002- May 2004) and currently is a director of Herson Oil Refinery System (Ukraine) since November 1999.  He is also a Member of the Kazakhstan Board for the Stable Development of the Republic of Kazakhstan.

Bruce Hill Gaston – Chief Financial Officer, Director

Mr. Gaston has 20 years experience as a financial control, risk management, capital markets, and corporate finance specialist with a significant background in the Eurasian oil and gas marketplace.

Mr. Gaston was previously a Senior Associate Director of Deutsche Morgan Grenfell for over five years from 1992 to 1998 based initially in London and then in Tokyo. While in London with Deutsche Morgan Grenfell, Mr. Gaston was responsible for risk management and structuring advisory for the Russian and Eastern European sovereign debt trading and financial structuring business.

Mr. Gaston has been a consultant with a boutique Eurasian corporate finance and risk management consultancy since late 1999 supporting clients including the Royal Bank of Scotland Asia. Mr. Gaston has also served as a Director of Deloitte & Touche Central Asia through 2002 and was previously head of Russian Equities for Commerzbank AG in 1998 and 1999. Mr. Gaston served with Credit Suisse Financial Products as an Accountant and Bankers Trust NA as an Assistant Treasurer and started his financial career as a graduate on the trading floor of Chase Manhattan NA in 1987.

Mr. Gaston has been an advisor to Eastern European governments on privatization, Oil and Gas clients on Financial Control Process Engineering, and has considerable experience in Risk Management and Financial Control in global markets and within the Eastern European Emerging Markets sector. Mr. Gaston's educational achievements include a BA in July 1987 from the University of New Brunswick, followed by an MSc in Economics from the University of London in December 1990. Mr. Gaston serves Big Sky as a Director and Chief Financial Officer

Matthew J.  Heysel –Executive Chairman of the Board,  Director

Mr. Heysel has served as Chairman of the Board of Directors and Chief Executive Officer of Big Sky from April 14, 2000 to the present.  Mr. Heysel has been the Chairman of Big Sky Energy Kazakhstan Ltd. since July 2003 and Vice-Chairman of KoZhaN LLP since August 2003. From April 1999 to November 2001, he was the President of New Energy West Corporation. Prior to this, he served as an Investment Banker at Yorkton Securities, a Canadian independent securities firm, where he was responsible for corporate finance in the oil and gas sector from April 1997 through April 1999.

Philip Dean Pardo – Director, Chairman of Audit and Nominating & Compensation Committees

Mr. Pardo has been a Director of our Board since December 3, 2004. Mr. Pardo is Vice Rector on Academic Affairs and Director of Business School of Kazakh British Technical University. Previously (September 2000 to September 2004), he held the post of Associate Dean of the College of Continuing Education for the Kazakhstan Institute of Management, Economics and Strategic Research (KIMEP) where he taught courses in Small Business, Franchising, Public Administration and Finance.  He was Director, Business Valuation for the Rice Group, Central Asia LLP from July 2000 to January 2003. Mr. Pardo served as Strategic Planning Manager with Maverick Development Corp. and Golden Eagle Services from July 2003 to December 2003 on a part-time basis. He has worked for Deloitte & Touche as Tax Director as well as LeBoeuf, Lamb, Greene & MacRae, from August 1997 till June 2000. Mr. Pardo serves as an independent director and is Chairman of the Audit Committee and Chairman of the Nominating & Compensation Committee.

S.A .(Al) Sehsuvaroglu – Chief Executive Officer, President & Director

Mr. Sehsuvaroglu has been serving as our President and Director of the Board since March 9, 2005. He is a Registered Professional Engineer in Texas since 1990. Commencing his 20-year with Halliburton Energy Services in 1978 through June 2000, he had increasing levels of responsibility in engineering in Algeria, France, Netherlands, United States, United Kingdom and Kazakhstan. In June 2000 till November 2001, he is Country Director for Kellogg Brown & Root Energy Services in Kazakhstan. In 2001, Mr. Sehsuvaroglu became Senior Vice-President of Operations with Nelson Resources, and up to February 2005, he led a team, which grew daily oil production from zero to 40,000 barrels per day in Kazakhstan.

Barry Raymond Swersky – Director, Co-Chairman  & Vice-President, New Developments

Mr. Swersky has been serving on our Board of Directors and as Co-Chairman & Vice-President since December 3, 2005. Mr. Swersky, with many years of experience as international attorney, has consulted on technology investments in Israel together with the Meitav group since 2000. He has been on the board and is currently Chairman of Netline Communications Technologies (NCT) since December 2000. In Israel he is also serving on various other boards, including Suntree Ltd. (since 1993), where he acts as Chairman and CEO and MACS Ltd. (since 1990). He served on the board of Ongas Limited in England from January 2000 to March 2004). Previously, and within the framework of his activities in energy in Kazakhstan, Mr. Swersky served on the board of AES Suntree Power Limited. He is engaged in an oil and oil products transport logistics project between Kazakhstan and China.  He is on the board of the Israel Festival, Jerusalem and, from October 2000 he serves as a Board Member of Tel-Aviv University's Jaffee Center for Strategic Studies.

Ruslan Z. Tsarni – Vice President, Business Development & Corporate Secretary

Mr. Ruslan Z. Tsarni has been serving as our Vice-President & Corporate Secretary since March 29, 2005. Before joining the Company, Mr. Tsarni served as Corporate Counsel of Nelson Resources Limited Group of companies, as well as Managing Director of several of its operating subsidiaries from February 2001 to March 2005. Prior to this, Mr. Tsarni was the Head of Legal Affairs of Golden Eagle Partners LLC from May 1999 to February 2000, where he developed downstream and upstream oil and gas businesses in Kazakhstan and served as Managing Director of its wholly owned subsidiary Tobe LLP. From July 1998 to May 1999 he was a Senior Associate with Salans Hertzfeld & Heilbronn Ltd.

Daming Yang - Director

Mr. Yang served as our President from April 14, 2000 until March 9, 2005. He continues to sit as a Director on our Board of Directors He also served as the President and a member of the board of directors of both Big Sky Network Canada Ltd. and Chengdu Big Sky Technology Services Ltd.  Mr. Yang was a director of Sichuan Huayu Big Sky Network Ltd.  Mr. Yang has been the President of Big Sky Energy Kazakhstan Ltd. since July 2003 and Chairman of KoZhaN LLP since August 2003. From 1995 through 1998, Mr. Yang served as Vice President and then President of Tongli Energy Technical Service Co. Ltd.

Dr. Servet Harunoglu, Director

Dr Servet Harunoglu was appointed to the Board on May 10, 2005.  Dr. Harunoglu holds a Ph.D in Electrical Engineering from Northwestern University, Chicago, IL (1973) and is a past Chairman of the Turkish Kazakh Businessmen’s Association, having held the chair for 7 years.

From 1991 to the present, Dr Harunoglu held many posts, including but not limited to, Board membership of Fintraco Construction and Contracting Co. Inc., Tarkim Tarimsal Kimya A.S., Pimsa Poliuretan Manufacturing Co. Inc. and Donau Express Shiffarts GmBH.  In addition, Dr Harunoglu was Chairman of Matin JV, based in Atyrau, Kazakhstan as well as Chairman of Polfin Consortium S.A.  Dr Harunoglu has also been a member of the World Economic Forum and a member of the International Advisory Council of the Executives Club of Chicago.

None of our executive officers or directors have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

FAMILY RELATIONSHIPS

Mr. Wei Yang, a shareholder in Big Sky Energy Corporation, is Daming Yang’s brother. As well, Mr. Yang is the sole shareholder of Big Sky Energy Canada Ltd. which owns 4,250,000 of our shares of common stock.

Board Committees and Attendance Records

There are currently five standing committees of the Board - the Nominating & Compensation Committee, the Audit Committee, the Corporate Governance Committee, the Mergers & Acquisitions Committee and the Reserves Committee.

The Audit Committee

The Audit Committee of Big Sky Energy Corporation was formed on February 2, 2001.  The Committee’s written charter was adopted by the Board of Directors ("Board") on March 27, 2001 and subsequently amended on November 12, 2003 and April 30, 2004.  A copy of the most up to date charter is attached to this Proxy as “Schedule A”.  In accordance with this written charter, the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Big Sky Energy Corporation

On December 3, 2004,  Mr. Philip D. Pardo was appointed as the Chair of the Committee and as the financial expert of the Committee.   On May 10, 2005, Dr Servet Harunoglu joined the Committee.  The Committee is composed of two directors, both of whom are independent directors.

 The Audit Committee met on 4 occasions in 2004 and on 2 occasions during the first three months of 2005.   All members were in attendance.  The Committee reviewed the audited financial statements of Big Sky Energy Corporation as of fiscal year ended December 31, 2004, with management and the independent auditors.  Management has the responsibility for the preparation of Big Sky Energy Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee and Board of Directors approved that Big Sky Energy Corporation’s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The Committee and Board of Directors also approved the appointment, subject to shareholder approval, of the independent auditors, BDO Kazakhstanaudit LLP.

Principal Accounting Firm Fees

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB quarterly reports and services normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements were $262,073 for the fiscal year ended 2004 and $126,151 for the fiscal year ended 2003.

Audit-Related Fees

There were no fees for other audit related services for the fiscal years ended 2004 and 2003.

Tax Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice, and tax planning was $9,485 for the fiscal year ended 2004 and $17,000 for the fiscal year ended 2003.  The fees charged for 2003 included assistance with the completion and filing of our Canadian income tax returns.

All Other Fees

There were no other aggregate fees billed in either of the last two fiscal years for products and services provided by Deloitte & Touche LLP, other than the services reported above.

Pre-approval Policy and Procedure

The following policy and procedure has been adopted and incorporated into our Audit Committee charter:

All services provided by the independent auditor whether they be audit related or non-audit related, shall be pre-approved in writing either a) prior to the commencement of the contemplated services, or b) after the commencement of the contemplated services but before the completion of such services.

The Chairman of the Audit Committee or the designated Financial Expert, should they also be, at the time of approval, an independent director, are empowered to approve the contemplated services to be provided by the independent auditor on behalf of the committee.  All approvals taken by the Chairman or Financial Expert must be disclosed to the committee as a whole either a) in writing or by e-mail at the time of the approval; or b) verbally at a subsequent committee meeting.

Since September 4, 2003, the date our Audit Committee members were appointed to the Committee, they have approved all services provided by Deloitte & Touche LLP.  Prior to this, services were not pre-approved.

Deloitte & Touche LLP has advised us that, in connection with the audit of our financial statements for the year ended December 31, 2004, only full-time, permanent employees of Deloitte & Touche LLP performed the audit work.

The Nominating & Compensation Committee

The Company's Nominating & Compensation Committee (“N&C Committee”) (formerly the Human Resources and Compensation Committee) was formed on February 2, 2001.  At the first meeting of the reconstituted committee on May 18, 2004, it was decided to restructure the Committee to meet the new rules and regulations set forth by the United States Securities and Exchange Commission. To this end, the Committee changed its name to the Nominating & Compensation Committee and amended its charter to address its new mandate.  The Company’s Nominating & Compensation Committee’s Charter is available on its website.

The Committee is composed of three directors, two being independent directors.  The Committee met four times in 2004.  As of May 10, 2005, Messrs. Pardo, Heysel and  Balgimbayev sit on the Committee with Mr. Pardo serving as chairman.

The Nominating & Compensation Committee’s mandate is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and to assist the Board in the discharge of their fiduciary responsibilities relating to the fair and competitive compensation of the employees of the Company.  The Nominating & Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our officers, employees and consultants and administers our incentive compensation and benefit plans.  The Nominating & Compensation Committee also holds responsibility for director selection and governance with respect to the conduct of our Board.

In order to carry out their purpose, the Committee will be compiling policy and procedures to:

1)

identify prospective director nominees and recommend to the Board the director nominees for the next annual meeting or special meeting of stockholders at which directors are to be elected, and recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings;

2)

oversee the evaluation of the Board and management from a corporate governance perspective;

3)

identify and recommend to the Board directors for membership on Board committees;

4)

review and approve the Company’s compensation philosophy;

5)

review and approve compensation programs, plans and awards;

6)

administer the Company’s short- and long-term incentive plans and other stock or stock-based plans; and

7)

issue an annual report on executive compensation for inclusion in the Company’s proxy statement.

The Committee will consider stockholder nominations for director.  Nominations for director submitted to the Committee by stockholders will be evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background.  A nominating stockholder must give appropriate notice to the Company of the nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting.  In the event that the date of the annual meeting is advanced by more than 30 days, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

The stockholder’s notice shall include all information required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act, and the rules thereunder, as well as, the name of the stockholder, their address of record, the class and number of shares of the Company beneficially held by the stockholder, a description of all arrangements or understandings between the stockholder and each proposed nominee and any other persons pursuant to which nomination(s) are to be made by such stockholder, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and a written consent of the proposed nominee(s) to be named as a director.

The Corporate Governance Committee was formed on May 10, 2005.  The Committee is composed of two directors, all being independent directors.  The Committee is responsible for developing and recommending to the Board for approval the Company’s approach to corporate governance issues.  To the extent that any director believes it is appropriate to engage an outside advisor in connection with that person’s role as a director, this committee is authorized to engage special advisors at the Corporation’s expense.  The Board is in process of adopting the Committee’s charter, which then will be made available on the Company’s website.

The members of the Corporate Governance Committee are Messrs. Barry Swersky (Chairman) and Daming Yang.

The Mergers & Acquisitions Committee (M&A Committee) was formed on May 10, 2005.  The Committee is composed of four directors, all of whom are related.  The Committee is responsible for reviewing of management’s mergers and acquisitions strategy and policies for the Company’s projects for growth, considering any reports submitted to the committee by management with respect to acquisitions and for reporting to the Board with respect to potential mergers.  The Board is in process of adopting the Committee’s charter, which then will be made available on the Company’s website.

The members of the M&A Committee are Messrs. Daming Yang (Chairman), Matthew Heysel, Al Sehsuvaroglu and Bruce Gaston.

The Reserves Committee was formed on May 10, 2005.  The Committee is composed of two directors, all being independent directors.  The Committee is responsible for the review of the Company’s appointment of the independent qualified oil and gas evaluator and its report on the Company’s oil and gas reserves and their present value, and for public disclosures of reserves and present value data.   The Board is in process of adopting the Committee’s charter, which then will be made available on the Company’s website.

The members of the Reserves Committee are Messrs.  Nurlan Balgimbayev  (Chairman) and  Servet Harunoglu.

Insider Participation and Interlocks

While the Company has had transactions with companies and firms with which certain members of the Committee are, or at some point during fiscal year 2004 were, affiliated as an officer and/or director, there are no such relationships in which members of the Committee have a direct or indirect material interest. In addition, there are no interlocking relationships of the nature described above involving members of the Committee.

Director and Executive Compensation

We employ our executive officers as consultants.  The following table sets forth the compensation paid to our Chief Executive Officer and two other most highly compensated executive officers for the years indicated.  No other executive officer of Big Sky Energy Corporation earned a salary and bonus for such fiscal year in excess of $100,000.

Summary Compensation Table
	Annual Compensation				Long Term Compensation
						Awards	Payouts
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compen-sation (Shares)	Securities under Option/SAR Granted (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	All Other Compensa tion
Matthew Heysel,(4)	2004 2003 2002	160,748 140,865 72,956 (2)	0 0 0	0 0 856,027 (2)	0 0 0	0 0 0	0 0 0	0 0 0

Daming Yang	2004 2003 2002	55,000 64,915 72,860	0 0 0	0 0 0	0 0 3,100,000(5)	0 0 0	0 0 0	0 0 0
Thomas Milne, Chief Financial Officer (8)	2004 2003 2002	30,000(7) 4,114 (7) 29,426 (3)	0 0 0	0 0 682,802(3)	0 0 950,000(6)	0 0 0	0 0 0	0 0 0
Barry Swersky Co-chairman & Vice-President, New Developments	2004	20,000	0	0	0	0	0	0
(1)	December 31
(2)

During 2002, Mr. Heysel took a voluntary deferral in his salary.  As of December 31, 2002, Mr. Heysel was owed $75,654 in salary, which he indicated he intended to convert to our common stock under the terms of the Alternative Compensation Plan.  On April 28, 2005, Mr. Heysel has converted his salary owing and 856,027 shares issued accordingly.  Mr. Heysel’s services are provided through his personal management company M.H. Financial Management Ltd.

(3)

During 2002, Mr. Milne took a voluntary deferral in his salary.  As of December 31, 2002, Mr. Milne was owed $60,443 in salary, which he had indicated he would convert to our common stock under the terms of the Alternative Compensation Plan.  On August 27, 2003, Mr. Milne elected to convert all salary owing to him to our common stock under the terms of the Alternative Compensation Plan and we issued 682,802 shares to Precise Details, Inc., a company over which Mr. Milne has control.

(4)

Mr. Heysel surrendered these options to Big Sky on July 23, 2002 and they were subsequently cancelled on October 21, 2002 by our board of directors.  Mr. Heysel currently holds 2,000,000 options granted on March 9, 2005.

(5)

Mr. Yang surrendered 1,050,000 of these options to Big Sky on July 23, 2002 and they were subsequently cancelled on October 21, 2002 by our board of directors.  Mr. Yang holds 2,100,000 options at December 31, 2004.

(6)

Mr. Milne surrendered a further 500,000 of these options to Big Sky on July 23, 2002 and they were subsequently cancelled on October 21, 2002 by our board of directors.  Mr. Milne holds 600,000 options at December 31, 2004.

(7)	During 2002, 2003 and early 2004, Mr. Milne provided services on a part-time basis.
(8)	Mr. Milne resigned as Chief Financial Officer as of April 18, 2005.

Prior to December 31, 2004, we did not pay our directors any cash or stock compensation. Independent directors received stock options as compensation for their services to the Corporation. In 2005, we have begun to pay independent directors a cash amount of $4,000 per calendar quarter. Directors who are executive officers do not receive this cash payment. In addition, independent directors receive stock options for their service to the Corporation. The Corporation made this change in recognition that qualified independent directors are a valuable, scarce resource to the Corporation. We wish to remain competitive in our ability to attract qualified independent directors.

Prior to May 10, 2005, we solely reimbursed directors for out-of-pocket expenses for attending board and committee meetings and we did not provide additional compensation for committee participation or special assignments of the board of directors.

On May 10, 2005, the Board approved the following fee and payment schedule:

•

a retainer fee of $5,000 per year for independent directors only;

•

an attendance fee for each Board meeting of $5,000 per meeting;

•

where a director attends the meeting via remote communication, the fee is $3,000 for the first such meeting and $1,000 for any subsequent remote attendance;

•

attendance fee for each Board committee meeting shall be $1500.  Most committee meetings may be conducted by phone;

•

additional work performed by a member as per Chairman’s request will be compensated with $1500; and

•

for being Chairman of a committee, $5000 per year

Our independent directors are also to receive stock options to purchase shares of our common stock.  The terms of stock option grants made to independent directors are determined by the board of directors.  See “Option Grants”.   Directors will be compensated for actual expenses related to the meetings attendance.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We either directly or through our subsidiaries, have entered into consulting agreements with key individuals, including our executive officers, who perform services for us, as specified in the agreements.  We use a standard form of consulting agreement, which defines terms of the agreement, services to be performed, compensation and benefits, confidentiality and individual specific benefits based on the requirements of the position.  The following contracts are in place at August 1 , 2005.

Matthew Heysel Consulting Agreement: Mathew Heysel provides services as our Chief Executive Officer on a full-time basis through his company, M. H. Financial Management Ltd. under a consulting agreement, which expires December 31, 2005.  M. H. Financial Management is paid at a rate of $1,500 per day to a minimum of $25,000 per month exclusive of travel expenses and Goods and Services Tax for Mr. Heysel’s services.  The agreement contains non-compete provisions that restrict Mr. Heysel from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Heysel is no longer contracted by us for any reason.  Mr. Matthew Heysel’s consulting contract provides that should we terminate the agreement, Mr. Heysel would be paid $300,000 at the time of termination. The agreement provides that in the event of a change of control, Mr. Heysel is to be paid five percent (5%) of the value of the sale of our assets or the value of the transaction which would constitute a takeover of Big Sky.  This amount is to be paid within 10 days of the transaction.  A takeover of Big Sky is defined as:

any change in the holding, either direct or indirect, of shares of Big Sky, or any reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, arrangement or other transaction, that results in a person who was, or a group of persons acting in concert who were, not previously in a position to exercise effective control of Big Sky, in excess of the number that would entitle the holders thereof to cast twenty (25%) percent or more of the votes attaching to all shares of Big Sky, and

-

the exercise of such effective control to cause or result in the election or appointment of two or more directors of Big Sky, or of the successor to Big Sky, who were not previously directors of Big Sky

Daming Yang Consulting Agreement:  Daming Yang provided Big Sky services as our President on a full-time basis under a consulting agreement, which expires in December 15, 2005.  We pay a consulting fee in the monthly amount of $5,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Yang’s services. The agreement contains non-competition provisions that restrict Mr. Yang from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Yang is no longer contracted by us for any reason.  Mr. Yang resigned as President, effective March 1, 2005 to make way for Mr. Sehsuvaroglu to join the executive team. He remains as a director.

Barry Raymond Swersky Consulting Agreement:  Mr. Swersky provides consulting services to Big Sky through his company, Suntree Ltd.  Big Sky and Suntree Ltd. executed a consulting agreement as of October 1, 2004 terminating on March 31, 2006.  Suntree Ltd. is compensated at a rate of $10,000 per month, plus expenses other than travel.

A.S. Sehsuvaroglu Employment Agreement:  Mr. Sehsuvaroglu commenced providing services as President of Big Sky on March 1, 2005.  An employment agreement was entered into as of that date for a term to continue until February 29, 2008.  The compensation under this agreement was initially set at the rate of $395,000 per annum, paid monthly, together with stock options for 3,250,000 share of common stock of Big Sky.   By resolution of the Board of Directors dated March 29, 2005, the number of stock options was increased to 4,000,000 and by a vote of the Board of Directors, Mr Sehsuvaroglu became Chief Executive Officer on May 10, 2005.

Ruslan Z Tsarni Employment Agreement:  Mr. Tsarni provides service to Big Sky as Vice President, Business Development and a Corporate Secretary. An employment agreement for his services commenced on March 14, 2005 until March 14, 2008. His compensation is set at $216,000 annually, paid monthly, together with stock options to acquire 600,000 shares of common stock of Big Sky under the terms of Big Sky’s Stock Award Plan.

Bruce H Gaston Consulting Agreement: Mr Gaston has provided services to Big Sky as Chief Financial Officer and as a Director since March 31, 2005.   A consulting agreement was entered into on or about April 16, 2005, between Big Sky and Arcdan Inc., a company controlled by Mr Gaston, for a term of 3 years with compensation to be at the rate of US$212,000 per annum, paid monthly, together with expenses.  Mr Gaston has the right of participation in the Big Sky Stock Award plan.

CERTAIN TRANSACTIONS

1)

In March 2005, the Corporation paid $80,000 to a company affiliated with Mr Bruce Gaston, a director since December 3, 2004, for introduction to potential investors.  Certain of these potential investors subsequently participated in the private placement of $13.7 million raised by the Corporation in February 2005

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is our director or executive officer or who beneficially holds more than 10% of any class of our securities which have been registered with the Securities and Exchange Commission, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required under the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us and a review of our shareholders of record for the fiscal year ended 2004 and the first quarter of 2005, filing delinquencies were as follows:

Insider	Filing	Due Date	Filing Date	Reason for Deficiency
Matthew Heysel	Form 13G	01/10/04	04/12/04	Delay in completing transaction
Daming Yang	Form 13G	01/10/04	03/18/04	Delay in completing transaction
Wei Yang	Form 4	03/2/04	03/22/04	Traveling
L-R Offshore Managers LLC	Form 3	05/17/04	06/14/04	Difficulty in obtaining signatures
Matthew Heysel	Form 4	05/09/04	05/13/04	Traveling
Matthew Heysel	Form 4	10/01/04	10/12/04	Traveling
Matthew Heysel	Form 4	01/04/05	01/11/05	Traveling
A.S. Sehsuvaroglu	Form 3	03/19/05	04/01/05	Awaiting notarized signature on Form ID
Nurlan U. Balgimbayev	Form 3	03/19/05	04/11/05	Awaiting notarized signature on Form ID
Servet Harunoglu	Form 3	05/14/05	06/15/05	Awaiting notarized signature on Form ID

In addition to the above noted delinquent filings, the following filings were delayed by the Corporation due to rescheduling of the Board meetings required to pass the necessary enacting resolutions.

Insider	Filing	Due Date	Filing Date	Reason for Deficiency
Barry Raymond Swersky	Form 3	12/13/04	03/10/05	Delayed by Corporation
Bruce Hill Gaston	Form 3	12/13/04	03/10/05	Delayed by Corporation
Philip Dean Pardo	Form 3	12/13/04	03/10/05	Delayed by Corporation

All other Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were, to the best of our knowledge, timely complied with.

Code of Business Conduct and Ethics

On March 29, 2004, our board of directors approved and adopted our Code of Business Conduct and Ethics, which applies to all our officers, directors, employees and consultants. The Code is available on our website at www.bigskycanada.com.   A copy of the Code is available free of charge upon written request made to the office of the Corporate Secretary by either facsimile at 403-265-8808 or by mail at Big Sky Energy Corporation, 750, 440-2 Avenue SW, Calgary, Alberta, T2P 5E9.

PROPOSAL 1 - ELECTION OF DIRECTORS

Ten (10) directors are to be elected at the meeting.  The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders or until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.  For further information on the nominees who are currently serving as Directors and Officers, see the section of this Proxy entitled “Directors and Executive Officers”.  Further information on nominees first proposed is detailed below.

Nominees for election to serve as directors for the coming year are:

Name	Age	Position	Since
Nurlan U. Balgimbayev	57	Director	March 29, 2005
Bruce H. Gaston	40	Director and Chief Financial Officer	Director -December 3, 2004 Chief Financial Officer - April 18, 2005
Matthew J. Heysel	49	Executive Chairman of the Board, & Director	April 14, 2000
Philip D Pardo	49	Director	December 3, 2004
S.A. (Al) Sehsuvaroglu	50	Chief Executive Officer, President & Director	March 9, 2005
Barry Swersky	66	Co-Chairman, Director & Vice President, New Developments	December 3, 2004
Servet Harunoglu	61	Director	May 10, 2005
Daming Yang	47	Director	April 14, 2000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE-LISTED NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL 2 - RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF PRINCIPAL ACCOUNTANTS

On April 18, 2005, Deloitte & Touche LLP (“Deloitte & Touche”), the principal accountant previously engaged to audit our financial statements, resigned as our independent registered chartered accountants. Deloitte & Touche audited our consolidated financial statements for two most recent fiscal years ended December 31, 2004.

The report of Deloitte & Touche accompanying the audit for our two most recent fiscal years ended December 31, 2004 was not qualified or qualified as to audit scope or accounting principles. However, such report did contain a modification with regards to substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2004, preceding the date of resignation there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

Subject to shareholder ratification, the Board has selected BDO Kazakhstanaudit LLP as our independent principal accountants for the fiscal year ending December 31, 2005, or until its successor is selected. BDO Kazakhstanaudit LLP was appointed by the Board of Directors on May 17, 2005, following the resignation of Deloitte & Touche LLP on April 18, 2005. A representative of BDO Kazakhstanaudit LLP  is expected to be present at the Annual Meeting, and accordingly they will have an opportunity to make a statement and be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

PROPOSAL 3 – APPROVAL OF AMENDMENTS TO THE

BIG SKY ENERGY CORPORATION STOCK AWARD PLAN

General

The Board of Directors and the Shareholders approved the China Broadband Corp. 2000 Stock Plan (the "Big Sky Energy Corporation Stock Award Plan") on April 13, 2000 and June 29, 2001, respectively.  The 2000 Stock Option Plan was then amended at the Company’s last annual meeting of shareholders held on December 3, 2004. The purpose of the 2000 Stock Option Plan is to enable us to attract and retain the services of eligible employees and consultants and to provide them with increased incentive to exert their best efforts on our behalf by increasing their personal stake in Big Sky Energy Corporation. The Nominating & Compensation Committee of the Board of Directors have amended the Big Sky Energy Corporation Stock Award Plan in the following manner, pending shareholder approval:

1)

The Stock Option Plan will henceforth be referred to as the “Big Sky Energy Corporation Stock Award Plan”.

2)

The number of shares of our common stock authorized for issuance will increase from 15,000,000 to no less than 20% of the issued and outstanding shares at any given time.  The shares underlying the Big Sky Energy Corporation Stock Award Plan have not been registered and the Company does not anticipate registering these shares in the near future.

3)

The Shareholders will authorize the Board of Directors, in cases that the Board deems are necessary and reasonable, to grant options with automatic and full vesting. Under the previously amended 2000 Stock Option Plan, all options vested over a period of four (4) years, with the first vesting to occur not until one (1) year from the grant date. Under the proposed amendment to the Big Sky Energy Corporation Stock Award Plan, the Board would empower the Plan Administrator to determine a vesting schedule appropriate to the grant being awarded so as to permit the Big Sky Energy Corporation Stock Award Plan to support staffing and consultancy opportunities that the Board believes is in the Company’s best interests.

Because the Board of Directors views the amendment of the Big Sky Energy Corporation Stock Award Plan to be in the best interests of the Company, the Board of Directors is requesting that the stockholders approve and ratify the increase in the number of shares of our common stock available for issuance under the Big Sky Energy Corporation Stock Award Plan and the other amendment described above.

Summary of the Plan

Under the Big Sky Energy Corporation Stock Award Plan, the Board of Directors or a committee thereof shall administer the plan.  The administrator may grant incentive or non-qualified options and restricted stock to our directors, officers, employees and consultants.  As of August 1 , 2005, our Board has granted options exercisable to acquire 13,350,000 shares of common stock.

The plan is intended to retain the services of our valued key employees and consultants and others that the plan administrator may select to:

•

encourage our employees and consultants to acquire a greater proprietary interest in Big Sky Energy Corporation;

•

serve as an aid and inducement in the hiring of new employees; and

•

provide an equity incentive to consultants and others selected by the Board of Directors and the plan administrator.

The primary difference between "incentive stock options" and non-qualified options is the tax treatment of the option holder.  If a holder complies with Internal Revenue Service rules regarding incentive stock options, a holder of an incentive stock can defer recognition of income for tax purposes until the shares underlying the options are sold.  A holder of a non-qualified option generally recognizes income on the date of exercise.  Incentive stock options may be granted to any individual who, at the time the option is granted, is an employee of Big Sky Energy Corporation or any related corporation.  Non-qualified stock options may be granted to employees and to others at the discretion of the plan administrator.  Participants in the Big Sky Energy Corporation Stock Award Plan are obligated to pay to the Company an amount required to be withheld under applicable tax laws.

The plan administrator fixes the exercise price for options in the exercise of its sole discretion, except that the exercise price for an incentive stock option must be at least the fair market value per share of the common stock at the date of grant (as determined by the plan administrator in good faith), or in the case of greater-than ten percent shareholders, at least one hundred ten percent of the fair market value per share.  The exercise price may be paid in cash or, with the approval of the plan administrator, by other means, including withholding of option shares, delivery of previously held shares, a promissory note or cancellation of indebtedness by the Company to the optionee.

Options granted and restricted stock awards under the plan vest, unless otherwise determined by the plan administrator, over a four-year period, with one-quarter becoming exercisable at the end of one year of continuous status as an employee or consultant and the remaining 75% vest pro rata monthly over the following 36 months of continuous status as an employee or consultant unless otherwise determined by the plan administrator.  The plan administrator may accelerate the vesting of options in its sole discretion.  Any unexercised portion of an option which expires or becomes unexercisable for any reason becomes available for future grant under the Big Sky Energy Corporation Stock Award Plan.  Any shares of restricted stock awarded under the Big Sky Energy Corporation Stock Award Plan which rights have not vested shall be returned to the Company and may be used for future awards under the Big Sky Energy Corporation Stock Award Plan.

Options are non-transferable except by will or the laws of descent and distribution or subject to a qualified domestic relations order.  With some exceptions, vested but unexercised options terminate upon the earlier of:

•

the expiration of the option term specified by the plan administrator at the date of grant;

•

the expiration of 3 months from the date of an optionee's termination of services with us or any related corporation; or

•

the expiration of one year from the date of death or disability (as defined in the plan) of the optionee.

If an optionee's services are terminated by death, any option held by the optionee is exercisable only by the person or persons to whom such optionee's rights under the option pass by the optionee's will or by the laws of descent and distribution of the state or county of the optionee's domicile at the time of death.  Unless accelerated in accordance with the plan, unvested options terminate immediately upon termination of services of the optionee by us for any reason, including death or disability.  The plan administrator may amend or modify the plan, except that no amendment with respect to an outstanding option may be made over the objection of the holder of the option (other than those provisions triggering acceleration of vesting of outstanding options).

In the event of a proposed dissolution or liquidation of the Company, the plan administrator must notify the participants as least fifteen (15) days prior to such proposed transaction and to the extent not previously exercised, awards will terminate immediately prior to the consummation of such action.

In the event of a Change of Control, as defined in the Big Sky Energy Corporation Stock Award Plan, each option that is outstanding shall automatically accelerate so that each option shall become 100% vested immediately prior to the specified effective date for the Change of Control unless it is determined that:

a)

it would render unavailable “pooling of interest” accounting for a transaction that would otherwise qualify for such accounting treatment; or

b)

such option is to be assumed by the successor corporation or replaced with a comparable award for the purchase of shares of the stock of the successor corporation.

If such award is assumed or replaced in the Change of Control, vesting of all of the unvested shares subject to such award shall be accelerated in the event the participant’s services should subsequently terminate within six months following the Change of Control, unless the services are terminate by the Company for Good Reason, as defined in the Big Sky Energy Corporation Stock Award Plan.

Stock Option Agreement Summary

In addition to the terms in the Big Sky Energy Corporation Stock Award Plan, our standard stock option agreement and exercise notice include the following additional terms and conditions:

a)

If requested by the Company or any representative of underwriters (the “Managing Underwriter”) in connection with any registration of an offering of any securities of the Company under the Securities Act, the optionee agrees not sell or transfer any shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) following the effective date of a registration statement of the Company filed under the Securities Act.  Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.

b)

Before any shares held by the optionee may be sold, the Company has a right of first refusal to purchase the shares. This Right of First Refusal shall terminate upon the completion of a proposed transfer of the shares obtained by exercising of an option to an unrelated third party.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)(4)
Big Sky Energy Corporation Stock Option Plan (2)	6,175,000	$0.08	8,723,334
Alternative Compensation Plan (3)	1,317,198	$0.08	0

(1)	Excluding securities reflected under “Number of securities to be issued upon exercise of outstanding options, warrants and rights”.
(2)	Approved by our shareholders on June 29, 2001.
(3)	Adopted by the board of directors on March 22, 2002 and approved by our shareholders on June 14, 2002.
(4)	Approved by our shareholders on December 3, 2004 to a maximum of 15,000,000 options.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE

BIG SKY ENERGY CORPORATION STOCK AWARD PLAN

PROPOSAL 4 – APPROVAL OF INCREASE IN THE SHARE CAPITAL OF

BIG SKY ENERGY CORPORATION

The Board of Directors of Big Sky Energy Corporation propose that Big Sky increase its authorized shares from 100,000,000 shares of common stock, $0.001 par value to 500,000,000 shares of common stock, $0.001 par value, which it feels is a more adequate number of authorized shares to allow Big Sky to raise capital and acquire assets.

Big Sky is currently seeking oil and gas acquisition targets that are in production. Big Sky's search includes those properties that could be acquired in exchange for shares of Big Sky's common stock. As of the date of this filing, there are ongoing negotiations regarding such acquisition(s) however no actual contracts have as yet been signed.

Big Sky will also be seeking additional financing from investors in Europe, Asia, Canada and, potentially, the US.  Big Sky hopes to be able to raise $25 to $30 million in equity financing later this year but as of the date of this filing, no subscription agreements have been entered into or actual investors identified.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCREASE IN THE SHARE CAPITAL OF BIG SKY ENERGY CORPORATION TO 500,000,000 SHARES OF COMMON STOCK

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter, which is to be presented for action at the Annual Meeting. If any matter other than those described above does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004 including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's Calgary office listed above. There will be no charge for the Form 10-KSB, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

FUTURE SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals, which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than May 1, 2006, for inclusion, if proper, in next year's proxy solicitation materials.

GENERAL

The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers, directors and consultants of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.  The Company estimates that it will expend a total of $35,000 in connection with this solicitation of proxies and has expended $ 2 500.00 to date.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN

AND RETURN THE ENCLOSED PROXY CARD.

June 16 , 2005	By Order of the Board of Directors,
/s/ Bruce H. Gaston Chief Financial Officer

Big Sky Energy Corporation

The undersigned hereby appoints A. S. Sehsuvaroglu and Bruce H. Gaston, the true and lawful proxies of the undersigned, having full power to substitute, to represent the undersigned and to vote all shares of common stock, no par value (the “Common Stock”) of BIG SKY ENERGY CORPORATION, a Nevada corporation (“BSKO”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of BIG SKY ENERGY CORPORATION (the “Annual Meeting”) to be held at 10:00 a.m., local time, on July     , 2005 at the offices of BIG SKY ENERGY CORPORATION, 750, 444 2nd Avenue SW, Calgary, AB, Canada , or any postponed or adjourned meetings thereof as indicated below.

a)	To elect a TEN (10) member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;
	Matthew Heysel	FOR	AGAINST	WITHHOLD
	Daming Yang	FOR	AGAINST	WITHHOLD
	A. S. Sehsuvaroglu	FOR	AGAINST	WITHHOLD
	Barry Swersky	FOR	AGAINST	WITHHOLD
	Bruce H Gaston	FOR	AGAINST	WITHHOLD
	Philip D. Pardo	FOR	AGAINST	WITHHOLD
	Nurlan U. Balgimbayev	FOR	AGAINST	WITHHOLD
	Servet Harunoglu	FOR	AGAINST	WITHHOLD
b)	To ratify the Board of Directors' selection of auditors, BDO Kazakhstanaudit LLP for the 2005 fiscal year; FOR AGAINST WITHHOLD
c)	To approve the increase in share capital of BIG SKY ENERGY CORPORATION to 500,000,000. FOR AGAINST WITHHOLD
d)	To approve amendments to the BIG SKY ENERGY CORPORATION Stock Award Plan; FOR AGAINST WITHHOLD
e)	To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof FOR AGAINST WITHHOLD

NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

Name as it appears on share certificate (please print)

Signature

Address

Date

Number of Shares